EXHIBIT 10.1

ADDITONAL AGREEMENT (THE “AGREEMENT”) to the Mining exploration  agreement with  the option of assignation of  rights and liabilities, which celebrate on one hand INDUSTRIAL MINERA MÉXICO, S.A. DE C.V. (“The Dealership”) represented in this  act by the assignee ING.REMIGIO  MARTINEZ MÜLLER, and on the second  hand FINDER PLATA, S.A. DE C.V. (“The Explorer”) represented in this act by ING. JUAN MIGUEL RÍOS GUTIERREZ, the DEARLERSHIP and the EXPLORER (onwards “The MEMBERS”), agree with assignation of the next statements and clauses:

STATEMENTS

The Members, declare through their assignee:

I. -   “THE DEALERSHIP”  and  “THE EXPLORER” celebrated on August 10th, 2011,  a Mining exploration  agreement with  the option of assignation of  rights and liabilities ( onwards    “The Agreement”), in which THE DEALERSHIP granted to THE EXPLORER, the right  to explore the MINING CLAIMS mentioned in the statement I, subsection c) of that AGREEMENT, as well as grant  the option for transfer to THE EXPLORER, on an onerous title, the 100% of the derivate rights of the MINING CLAIMS, which shape the project named “Ayones”, also mentioned  in the statement I, subsection c) of THE AGREEMENT, that are located on Municipality of Etzatlan, Jalisco, Mexico.

II. -           That is a subsidiary society from the U.S. company named “Sonora Resources Corp” , from who receives funding with the required amounts for accomplishment of the plans of  AYONES’ exploration project, amounts that have not been plenty, due the global financial problems and the market volatility, reason why requires THE DALESRSHIP’s authorization  for defer exploration’s capital expenditure of the AYONES’ project agreed on the amount of USD$200,000.00, legal currency in USA for the first 12 (twelve) months of validation of the AGREEMENT, under the First Clause, subsection g) of the Mining exploration  agreement with  the option of assignation of  rights and liabilities celebrated  on August 10th, 2011.

III. -   That is their desires celebrate this AGREEMENT under the terms, later indicated.

By virtue, “The MEMEBERS” agree with assignation of the next clauses:

CLAUSES

FIRST.-  THE DEALERSHIP in this act grants the authorization to THE EXPLORER, for the modification of the investment program for AYONES’ exploration project since the second year of the validation of the AGREEMENT mentioned in the statements, undertaking to invest in the claims’ explorations the amount of USD$187,182.00 (One hundred eighty-seven thousand  and one hundred eighty-two U.S. dollars 00/100, legal currency in USA), which in addition to the amount invested for the first year of USD$12,818 (Twelve thousand and eight hundred and eighteen U.S. dollars 00/100, legal currency in USA), result the total amount of USD$200,000 (two hundred thousand US dollars 00/100, legal currency in USA) previously agreed  as investment for the first 12 (twelve) months of validation of THE AGREEMENT.

Understood that THE EXPLORER will invest the amount of USD$300,000 (Three thousand U.S. dollars 00/100, legal currency in USA), set as investment amount for the claims exploration for the second year of THE AGREEMENT’s validation, in additions to the amount of USD$187,182.00 (One hundred eighty-seven thousand and one hundred eighty-two U.S. dollars 00/100, legal currency in USA), that remained pending to be invested for the 12 (twelve) first months of THE AGREEMENT.

Also, THE EXPLORER undertakes to deliver a copy of the corresponding documents to the Mining General Direction (Dirección General de Minas), for validation of the investment for the claims exploration, object of THE AGREEMENT.

SECOND.-   Agree with the previous, THE EXPLORER recognizes expressly the fact of an existing debt and until this date a valid debt to  THE DEALERSHIP, for the concept of purchase consideration in THE AGREEMENT, the amount of USD$800,000.00 (eight hundred thousand U.S. dollars 00/100, legal currency in USA), amount which must be added the corresponding added value tax (IVA)

THIRD.-       Agree with the mentioned on THE AGREEMENT, THE EXPLORER recognizes, in case of failure to pay the amount established on the First clause of this AGREEMENT, in the new date, as well as the other amounts related with the purchase consideration in THE AGREEMENT on the dates on it set, will be valid expressly and in its totality the mentioned on the Sixth Clause of THE AGREEMENT, also producing default interests at the monthly rate of 5% (five per cent) over unpaid balances until the balance is fully paid to THE DALERSHIP’s satisfaction.

FOURTH.-  Added to the expressed on the fourteenth clause of THE AGREEMENT, about the liability of (i) ratify THE DEFINITIVE AGREEMENT  by a public notary, chosen by  THE DEALERSHIP, and (ii) register it on the Mining Public Record (Registro Pú blico de Mineria) after the validation of a public notary, both on account of THE EXPLORER . The Parties hereby undertake to ratify this ADDITIONAL AGREEMENT also before the Notary Public chosen by THE DEALERSHIP, and the expenses, fees and ratification of all content and signs with the public notary of this AGREEMENT, will be paid by THE EXPLORER.

FIFTH.-        “THE DEALERSHIP” and “THE EXPLORER” agree that all the terms and conditions stipulated on THE AGREEMENT, included the other liabilities of payment by THE EXPLORER, will be continue on fully validation, reason why this AGREEMENT, once signed by the MEMBERS, will be a content part of the AGREEMENT.

In knowledge of the content and the reach of this AGREEMENT, THE MEMBERS and their ASIGNEES sign in accordance in Mexico City, Federal District, on August 2, 2012.

By “THE DEALERSHIP INDUSTRIAL MINERA MÉXICO, S.A. DE C.V.	By “THE EXPLORER” FINDER PLATA, S.A. DE C.V.
/s/ Remigio Martínez Müller	/s/ Juan Miguel Rios Gutiérrez
Ing. Remigio Martínez Müller	Ing. Juan Miguel Ríos Gutiérrez